Exhibit 23.3

To:

Metalpha Technology Holding Limited (the “Company”)

Suite 5506-07, Central Plaza

18 Harbour Road, Wan Chai

Hong Kong, China

Date: September 15, 2026

Dear Sirs or Madams,

We hereby consent to the reference to our firm under the heading “Enforceability of Civil Liability” and elsewhere in the Company’s registration statement on Form F-3 (Registration No. 333-297098), including any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended.

Yours faithfully,

Handling Lawyer: /s/ Chan Ka Pik (陈嘉碧)

金桥司徒邝（南沙）联营律师事务所

(KINGBRIDGE SUN KUONG LAW FIRM)